UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2007

PEDIATRIC SERVICES OF AMERICA, INC.

(Exact Name Of Registrant As Specified In Charter)

Delaware	0-23946	58-1873345
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

310 Technology Parkway, Norcross, Georgia	30092-2929
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (770) 441-1580

Not applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders

On April 25, 2007, Pediatric Services of America, Inc. (the “Company”) and Mellon Investor Services LLC (formerly ChaseMellon Shareholder Services, LLC) (the “Rights Agent”) entered into the Second Amendment to the Rights Agreement (the “Second Amendment”), which amends the Rights Agreement dated as of September 22, 1998 between the Company and the Rights Agent, as amended (the “Rights Agreement”). The Second Amendment amends the Rights Agreement in order to render it inapplicable to the execution, delivery and announcement of the Agreement and Plan of Merger dated as of April 25, 2007 by and among the Company, Portfolio Logic LLC and Pointer Acquisition Co., Inc., and the consummation of the transactions thereby contemplated.

The Second Amendment is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The description of the Second Amendment set forth above does not purport to be complete and is qualified in its entirety by reference to the provisions of the Second Amendment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEDIATRIC SERVICES OF AMERICA, INC.
(Registrant)

Date: April 30, 2007	/s/ James M. McNeill
James M. McNeill Senior Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

4.1	Second Amendment to the Rights Agreement dated April 25, 2007, between Pediatric Services of America, Inc. and Mellon Investor Services LLC (formerly ChaseMellon Shareholder Services, LLC).